Exhibit 4.27

AMENDMENT NO. 1

TO

RETIREMENT SAVINGS TRUST AND PLAN

A PROTOTYPE PLAN SPONSORED BY

CALFEE, HALTER & GRISWOLD LLP

This Amendment No. 1 is executed as of the date set forth below by Calfee, Halter & Griswold LLP (hereinafter called the “Sponsor”);

WITNESSETH:

WHEREAS, the Sponsor previously adopted a Retirement Savings Trust and Plan in the form of a Prototype Plan (hereinafter called the “Trust and Plan”), which was approved by the Internal Revenue Service on February 26, 2002; and

WHEREAS, the Sponsor reserved the right, pursuant to Section 28.1 of the Trust and Plan to amend the Trust and Plan and its related Adoption Agreements; and

WHEREAS, the Sponsor now desires to amend the Trust and Plan and the Adoption Agreements in order to conform said documents with certain changes to the plan qualification requirements under Section 401(a) of the Internal Revenue Code which were made by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), as further amended by the Job Creation and Worker Assistance Act of 2002;

NOW, THEREFORE, pursuant to Section 28.1 of the Trust and Plan, the Sponsor hereby amends the Trust and Plan and the related Adoption Agreements (which are attached hereto and made a part hereof in the form of Exhibits A and B), as follows:

PART I - AMENDMENTS TO THE TRUST AND PLAN

1.             Section 2.14 of Article 2 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of subparagraphs (b) and (c)  of said Section 2.14 and the substitution in lieu thereof of new subparagraphs (b) and (c) to read as follows:

“(b)                           Safe Harbor Adjustments to Compensation. To the extent elected in the Adoption Agreement, the following adjustments will be made to the “Compensation” of an Employee:

(i)                                     Compensation shall be increased for salary reduction amounts which are excluded from the taxable income of the Employee under Code Sections 125 (including amounts deemed to be contributions under Code Section 125), 132(f)(4), 402(e)(3) and 402(h).

(ii)                                  Compensation shall be reduced by all of the following amounts even if they are taxable to the Employee:

(A)                              Expense reimbursements, expense allowances or moving expenses;

(B)                                Cash and noncash fringe benefits and welfare benefits; and

(C)                                Deferred compensation.

 (c)                               Compensation Limit. In addition to other applicable limitations set forth in the Trust and Plan, and notwithstanding any other provision of the Trust and Plan to the contrary, the maximum annual Compensation of each Employee that can be taken into account for any purpose under the Trust and Plan subsequent to December 31, 1999 shall be: (A) for Plan Years beginning before January 1, 2002, One Hundred Seventy Thousand Dollars ($170,000); and (B) for Plan Years beginning on or after January 1, 2002, Two Hundred Thousand Dollars ($200,000), plus such adjustments for cost of living as shall be prescribed by the Secretary of the Treasury in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).”

2.             Section 5.6 of Article 5 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of said Section 5.6 in its entirety and the substitution in lieu thereof of a new Section 5.6 to read as follows:

“5.6       Suspension of Pre-Tax Contributions.

In the event a Participant receives a distribution from his Pre-Tax Account as a result of hardship as described in Article 14, such Participant’s pre-tax contributions under Section 4.3, Section 5.1 and Section 5.8 hereof shall be suspended: (A) for hardship distributions taken prior to January 1, 2002, for a twelve (12) month period after his receipt of such hardship distribution; and (B) for hardship distributions taken on or after January 1, 2002, for a six (6) month period after his receipt of such hardship distribution. Notwithstanding the foregoing, if the Company shall so elect pursuant to the Adoption Agreement, the pre-tax contributions of Participants who took hardship distributions on or after January 1, 2001 and prior to January 1, 2002 shall be suspended for a period ending on the later of (i) the date which is six (6) months after his receipt of the hardship distribution, and (ii) January 1, 2002.”

3.             Article 5 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the addition of a new Section 5.8 at the end of said Article 5 to read as follows:

“5.8         Age 50 Catch-Up Contributions.

If elected by the Company in the Adoption Agreement, for periods beginning on or after January 1, 2002, any Active Participant who is eligible to make pre-tax contributions to this Trust and Plan pursuant to Section 5.1 hereof and who has attained age fifty (50) or will attain age fifty (50) before the close of the taxable year for which contributions under this Section 5.8 are made shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall be additional pre-tax contributions, the amount of which shall not exceed the lesser of (i) the “applicable dollar amount”, or (ii) the Participant’s compensation (as defined in Code Section 415(c)(3)) for his taxable year reduced by any other elective deferrals (within the meaning of Code Section 402(g)) of the Participant for such taxable year. For purposes of this Section, the “applicable dollar amount” shall be equal to the following amounts:

Taxable Year of
Participant	Applicable Dollar Amount

2002	$1,000.00

2003	$2,000.00

2004	$3,000.00

2005	$4,000.00

2006	$5,000.00

For taxable years beginning after 2006, the “applicable dollar amount” shall be an amount determined annually by the Secretary of the Treasury in accordance with Section 414(v)(2)(C) of the Code.

All amounts designated by a Participant as catch-up contributions shall be paid to the Trustee in cash not later than the earliest date on which such amounts can reasonably be segregated from a Participating Company’s general assets. In any event, such amounts shall be paid to the Trustee not later than the fifteenth (15th) business day of the month immediately following the month in which such amount would otherwise have been payable to the Participant in cash. Catch-up contributions made to the Trust and Plan on behalf of a Participant shall be credited as of the date such amounts are received by the Trustee to the Pre-Tax Account established for the benefit of such Participant or, at the Administrator’s discretion, to a separate subaccount of such Pre-Tax Account. Such amounts shall be fully vested and nonforfeitable at all times.

Notwithstanding any other provision of this Trust and Plan to the contrary, catch-up contributions shall not be taken into account in applying:

(a)                                  the limits of Code Section 415, which limits are primarily described in Article 26 hereof;

(b)                                 the limit of Code Section 402(g), which limit is primarily described in Section 8.2 hereof;

(c)                                  the limits of Code Section 401(a)(30) and the Plan provisions implementing the requirements of Code Section 401(k)(3), which limits and requirements are primarily described in Sections 8.3 hereof;

(d)                                 the Plan provisions implementing the requirements of Code Section 416 for the Plan Year of contribution, which provisions are set forth in Article 25 hereof; and

(e)                                  the requirements of Code Section 410(b) for the Plan Year of contribution.”

4.             Section 7.6 of Article 7 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of said Section 7.6 and the substitution in lieu thereof of a new Section 7.6 to read as follows:

“7.6       Suspension of Contributions.

In the event a Participant receives a distribution from his Pre-Tax Account as a result of hardship as described in Article 14, such Participant’s after tax contributions under Section 7.1 hereof shall be suspended: (A) for hardship distributions taken prior to January 1, 2002, for a twelve (12) month period after his receipt of such hardship distribution; and (B) for hardship distributions taken on or after January 1, 2002, for a six

(6) month period after his receipt of such hardship distribution. Notwithstanding the foregoing, if the Company shall so elect pursuant to the Adoption Agreement, the after tax contributions of Participants who took hardship distributions on or after January 1, 2001 and prior to January 1, 2002 shall be suspended for a period ending on the later of (i) the date which is six (6) months after receipt of the hardship distribution and (ii) January 1, 2002.”

5.             Section 8.1 of Article 8 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of subparagraph (d) of said Section 8.1 and the substitution in lieu thereof of a new subparagraph (d) to read as follows:

“(d)                           For Plan Years beginning prior to January 1, 2002, the contributions described in paragraphs (b) and (c) above shall be subject to the multiple use limit set forth in Section 8.5 hereof;”

6.             Section 8.2 of Article 8 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of the first paragraph of said Section 8.2 and the substitution in lieu thereof of a new first paragraph to read as follows:

“8.2                           The Dollar Limit.

Pre-tax contributions under Sections 4.3 and 5.1 of the Trust and Plan with respect to the taxable year of a Participant plus similar amounts contributed on a similar basis by any other employer (whether or not related to the Participating Companies) required by law to be aggregated with such contributions under this Trust and Plan shall not exceed Nine Thousand Five Hundred Dollars ($9,500.00), plus any increase for cost-of-living after 1997, as determined pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d). Effective January 1, 2002, the limit on the pre-tax contributions of Participants shall be determined in accordance with

Code Section 402(g)(1). In the event the Trust and Plan is a Simple Plan, pre-tax contributions under Sections 4.3 and 5.1 of the Trust and Plan with respect to the taxable year of a Participant shall not exceed Six Thousand Dollars ($6,000.00), plus any increase for cost-of-living after 1997 as determined pursuant to regulations issued by the Secretary of the Treasury or his delegate. Effective January 1, 2002, if the Trust and Plan is a Simple Plan, the limit on the pre-tax contributions of Participants shall be determined in accordance with Code Section 408(p)(2)(E).”

7.             Section 8.5 of Article 8 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of said Section 8.5 and the substitution in lieu thereof of a new Section 8.5 to read as follows:

“8.5           Multiple Use.

For Plan Years beginning before January 1, 2002, if the sum of the average Deferral Percentage and the average Contribution Percentage of the Participants who are Highly Compensated Employees exceeds the Aggregate Limit, then the pre-tax contributions made by a Participant for a Plan Year pursuant to Section 5.1, and the after tax contributions made by the Participant pursuant to Section 7.1 and the matching contributions made by the Company for such Plan Year pursuant to Section 6.1 shall be limited so that the sum of the average Deferral Percentage and the average Contribution Percentage for the Participants who are Highly Compensated Employees for the current Plan Year does not exceed the Aggregate Limit.”

8.             Section 8.6 of Article 8 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of said Section 8.6 and the substitution in lieu thereof of a new Section 8.6 to read as follows:

“8.6         Deductibility Limit.

In no event shall the amount of all contributions by a Participating Company pursuant to Article 6 hereof, together with all amounts contributed by the Participating Companies to the Trustee pursuant to Participants’ elections under Section 5.1 hereof, exceed the maximum amount allowable as a deduction under Code Section 404(a)(3) or any statute of similar import, and, effective January 1, 2002, taking into account Section 616 of The Economic Growth and Tax Relief Reconciliation Act of 2001. Unless specifically authorized by the Board of the Participating Company, all such contributions are hereby expressly conditioned on their deductibility. Notwithstanding the foregoing, effective January 1, 2002, amounts contributed by the Participating Companies pursuant to Participants’ elections under Sections 5.1 and 5.8 hereof shall not be considered in determining the maximum amount allowable as a deduction under Code Section 404(a)(3). This limitation shall not apply to contributions which may be required in order to provide the minimum contributions described in Article 25 for any Plan Year in which this Trust and Plan is top-heavy. Nor shall this limitation apply to contributions which may be required in order to recredit the Account of any rehired Participant whose Account is to be recredited with previously forfeited amounts as described in Section 15.6 hereof.”

9.             Section 12.6 of Article 12 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of said Section 12.6 and the substitution in lieu thereof of a new Section 12.6 to read as follows:

“12.6       Loans to Owner-Employees and Shareholder Employees.

Notwithstanding the foregoing provisions of this Article 12, loans from the Trust and Plan shall not be made prior to January 1, 2002 to an Owner-Employee or a Shareholder-Employee. The term “Shareholder-Employee” shall mean, with respect only to those Taxable Years for which a member of the Controlled Group is an “electing small business corporation” pursuant to Subchapter S of the Code, an Employee who owns, or is considered as owning (within the meaning of Code Section 318(a)(1)) on any day during such a Taxable Year, more than five percent (5%) of the outstanding stock of such member of the Controlled Group.”

10.           Section 14.3 of Article 14 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of subparagraph (d) of said Section 14.3 and the substitution in lieu thereof of a new subparagraph (d) to read as follows:

“(d)                           if the Participant receives a hardship distribution from his Pre-Tax Account, he is prohibited, under the terms of the Trust and Plan and all other plans maintained by the Participating Companies or any members of the Controlled Group (or other legally enforceable agreement), from making pre-tax, other elective contributions and voluntary after tax contributions to the Trust and Plan and such other plans for at least: (i) for hardship withdrawals taken before January 1, 2002, twelve (12) months after receipt of the hardship withdrawal; and (ii) for hardship withdrawals taken on or after January 1, 2002, six (6) months after receipt of the hardship withdrawal. If the Company shall so elect in the Adoption Agreement, the pre-tax contributions of Participants who received hardship distributions prior to January 1, 2002 shall be suspended for a period ending on the later of (i) the date which is six (6) months after receipt of such hardship distribution and (ii) January 1, 2002. For this purpose the phrase “all other plans” includes a stock option, stock purchase or similar plan or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125. The phrase “all other plans” does not include a health or welfare benefit plan including one that is part of a cafeteria plan within the meaning of Code Section 125 or the mandatory employee contribution portion of a defined benefit plan.”

11.           Section 18.4 of Article 18 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of said Section 18.4 and the substitution in lieu thereof of a new Section 18.4 to read as follows:

“18.4                       Lump Sum Payment of Small Amounts.

Notwithstanding any contrary provision of this Trust and Plan, in the event that the Vested Interest and Personal Accounts of a retired, terminated or deceased Participant have a value less than or equal to the amount designated by the Company pursuant to the Adoption Agreement, the Administrator shall direct the Trustee to distribute such Vested Interest and Personal Accounts in a single lump sum payment without the consent of the Participant or his Beneficiary. If elected in the Adoption Agreement, for purposes of this Section 18.4, the value of a Participant’s Vested Interest and Personal Accounts shall be determined without regard to that portion of his Vested Interest and Personal Accounts which is attributable to rollover contributions (and earnings attributable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). Any such lump sum payment shall be in full settlement of such Participant’s or Beneficiary’s rights under this Trust and Plan.”

12.           Section 18.9 of Article 18 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of subsections (a) and (b) of said Section 18.9 and the substitution in lieu thereof of new subsections (a) and (b) to read as follows:

“(a)                            Eligible Rollover Distribution. For purposes of this Section 18.9, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(i)                                     any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(ii)                                  any distribution to the extent such distribution is required under Section 18.5 above which reflects the requirements under Code Section 401(a)(9);

(iii)                               the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except that for distributions made on or after January 1, 2002, after tax contributions are included in a Participant’s eligible rollover distribution; and

(iv)                              any distribution that is made upon hardship of the distributee.

(b)                                 Eligible Retirement Plan. For purposes of this Section 18.9, an eligible retirement plan is:

(i)            an individual retirement account described in Code Section 408(a);

(ii)           an individual retirement annuity described in Code Section 408(b);

(iii)          an annuity contract described in Code Section 403(a);

(iv)          a qualified trust described in Code Section 401(a);

(v)           an annuity plan described in Code Section 403(b); or

(vi)                              an eligible plan under Code Section 457(b) which agrees to separately account for amounts transferred into such plan from this Trust and Plan,

that accepts the distributee’s eligible rollover distribution.

Notwithstanding the foregoing, for years beginning before January 1, 2002, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.”

13.           Section 18A.7 of Article 18A of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of said Section 18A.7 and the substitution in lieu thereof of a new Section 18A.7 to read as follows:

“18A.7                    Lump Sum Payment of Small Amounts.

Notwithstanding any contrary provision of this Trust and Plan, in the event that the Vested Interest and Personal Accounts of a retired, terminated or deceased Participant have a value less than or equal to the amount designated by the Company pursuant to the Adoption Agreement, the Administrator shall direct the Trustee to distribute such Vested Interest and Personal Accounts in a single lump sum payment without the consent of the Participant or his Beneficiary. If elected in the Adoption Agreement, for purposes of this Section 18A.7, the value of a Participant’s Vested Interest and Personal Accounts shall be determined without regard to that portion of his Vested Interest and Personal Accounts which is attributable to rollover contributions (and earnings attributable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). Any such lump sum payment shall be in full settlement of such Participant’s or Beneficiary’s rights under this Trust and Plan.”

14.           Section 18A.13 of Article 18A of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of subsections (a) and (b) of said Section 18A.13 and the substitution in lieu thereof of new subsections (a) and (b) to read as follows:

“(a)                            Eligible Rollover Distribution. For purposes of this Section 18A.13, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(1)                                  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(2)                                  any distribution to the extent such distribution is required under Section 18A.10 above which reflects the requirements under Code Section 401(a)(9);

(3)                                  the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except that for distributions made on or after January 1, 2002, after tax contributions are included in a Participant’s eligible rollover distribution; and

(4)                                  any distribution that is made upon hardship of the distributee.

(b)                                 Eligible Retirement Plan. For purposes of this Section 18A.13, an eligible retirement plan is:

(1)                                  an individual retirement account described in Code Section 408(a);

(2)                                  an individual retirement annuity described in Code Section 408(b);

(3)                                  an annuity contract described in Code Section 403(a);

(4)                                  a qualified trust described in Code Section 401(a);

(5)                                  an annuity plan described in Code Section 403(b); or

(6)                                  an eligible plan under Code Section 457(b) which agrees to separately account for amounts transferred into such plan from this Trust and Plan,

that accepts the distributee’s eligible rollover distribution.

Notwithstanding the foregoing, for years beginning before January 1, 2002, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.”

15.           Section 24.1 of Article 24 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of said Section 24.1 and the substitution in lieu thereof of a new Section 24.1 to read as follows:

“24.1       “Rollovers and Transfers From Other Tax Qualified Plans.

If the Company so elects pursuant to the Adoption Agreement, the Trustee hereunder shall accept assets transferred or rolled over by a Covered Employee from one or more of the following plans or arrangements in which the Covered Employee previously participated:

(a)           qualified plan described in Code Section 401(a);

(b)                                 Individual Retirement Account which holds funds previously distributed to a Covered Employee from a qualified plan described in Code Section 401(a) (“Conduit IRA”);

(c)           Individual Retirement Account which is not a Conduit IRA;

(d)                                 annuity contract described in Code Section 403(b), excluding employee contributions to said annuity contract; or

(e)                                  an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

If elected by the Company in the Adoption Agreement, the Trustee shall also accept from a Covered Employee a transfer or rollover from a plan or arrangement described in the preceding paragraph which the Covered Employee has received as the surviving spouse of an individual who participated in such plan or arrangement.

The Trustee shall hold and administer transferred assets pursuant to the terms and provisions of this Trust and Plan and this Article 24. Upon receipt of said assets, the Trustee shall credit such amount to a Rollover Account or to a subaccount or sub-accounts of such Rollover Account, as appropriate or as required by law, established for the Employee on whose behalf the assets were so transferred. Amounts credited to a Rollover Account (including any subaccount of such Rollover Account) on behalf of a Covered Employee pursuant to this Article 24 shall be fully vested and nonforfeitable at all times.”

16.           Section 25.1 of Article 25 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the addition at the end of said Section 25.1 of a new sentence to read as follows:

“Notwithstanding the foregoing, the requirements of Code Section 416 and this Article 25 shall not apply to this Trust and Plan in any Plan Year beginning after December 31, 2001, in which the Trust and Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met.”

17.           Section 25.2 of Article 25 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of subsection (b) of said Section 25.2 and the substitution in lieu thereof of a new subsection (b) to read as follows:

“(b)         “Key Employee” shall mean:

(i)                                     For Plan Years beginning prior to January 1, 2002, a “Key Employee” as described in Code Section 416(i) which is hereby incorporated by reference and which is described for informational purposes herein as any Employee or former Employee of a member of the Controlled Group who at any time during the Plan Year, or the four (4) preceding Plan Years is:

(A)                              an officer of a member of the Controlled Group having Testing Compensation from the Controlled Group for the Plan Year of determination greater than Forty-Five Thousand Dollars ($45,000.00) or, if greater, fifty percent (50%) of the amount specified in Code Section 415(b)(1)(A) (plus any increase for cost-of-living as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d);

(B)                                a one-half of one percent (.5%) actual or constructive owner of a member of the Controlled Group who owns one of the ten (10) largest interests in a member of the Controlled Group and who is an Employee of a member of the Controlled Group having Testing Compensation from the Controlled Group for the Plan Year of determination greater than Thirty Thousand Dollars ($30,000.00) or, if greater, the amount specified in Code Section 415(c)(1)(A) (plus any increase for cost-of-living as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d);

(C)                                a five percent (5%) actual or constructive owner of a member of the Controlled Group; or

(D)                               a one percent (1%) actual or constructive owner of a member of the Controlled Group having Testing Compensation from the Controlled Group for the Plan Year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00);

provided that any such Employee also performed service for a member of the Controlled Group during the five (5) Plan Year period ending on the Determination Date; and provided that an amount held for the Beneficiary of a Key Employee who is deceased shall be deemed to be an amount held for a Key Employee; and

(ii)                                  for Plan Years beginning on or after January 1, 2002, a “Key Employee” as described in Code Section 416(i) which is hereby incorporated by reference and which is described for informational purposes herein as any Employee or former Employee of a member of the Controlled Group who at any time during the Plan Year is:

(A)                              an officer of any member of the Controlled Group having annual Compensation greater than One Hundred Thirty Thousand Dollars ($130,000.00), as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002;

(B)                                a five percent (5%) actual or constructive owner of a member of the Controlled Group; or

(C)                                a one percent (1%) actual or constructive owner of a member of the Controlled Group having Testing Compensation from the Controlled Group for the Plan Year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00);”

18.           Section 25.2 of Article 25 of the Trust and Plan is hereby further amended, effective as of January 1, 2002, by the deletion of subsection (g) of said Section 25.2 and the substitution in lieu thereof of a new subsection (g) to read as follows:

“(g)                           “Top-Heavy Group” shall mean any aggregation group if the sum, as of the Determination Date, of:

(i)                                     the Present Value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group; and

(ii)                                  the aggregate of the account balances of Key Employees under all defined contribution plans (including any Simplified Employee Pension Plan) included in such group;

exceeds sixty percent (60%) of a similar sum determined for all Participants, former Participants and Beneficiaries permitted to be taken into account pursuant to Section 416(g) of the Code, with such values being determined for each plan as of the most recent Valuation Date occurring within the twelve (12) month period ending on the Determination Date and subject to appropriate adjustments under said Code Section 416(g) and lawful regulations issued thereunder, including the requirement that benefits and accounts of an Employee be increased by: (A) for Plan Years beginning before January 1, 2002,  the aggregate distributions with respect to such Employee during the five (5) year period ending on the Determination Date; and (B) for Plan Years beginning on or after January 1, 2002, the in-service distributions with respect to such Employee during the five (5) year period ending on the Determination Date and all other distributions with respect to such Employee during the one (1) year period ending on the Determination Date;”

19.           Section 25.3 of Article 25 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of the second to last sentence of said Section 25.3 and the substitution in lieu thereof of two new sentences to read as follows:

“For purposes of determining the percentage set forth in subsection (a)(ii) above, a Participating Company’s contributions made pursuant to Section 6.3 hereof shall be taken into account. In addition, for purposes of determining the percentage set forth in subsection (a)(ii) above, a Participating Company’s contributions made pursuant to

Section 5.1 hereof for a Key Employee shall be taken into account, but a Participating Company’s contribution made pursuant to Section 5.1 hereof on behalf of a Non-Key Employee shall not be taken into account.”

20.           Section 26.2 of Article 26 of the Trust and Plan is hereby amended, effective as of January 1, 2002, by the deletion of said Section 26.2 and the substitution in lieu thereof of a new Section 26.2 to read as follows:

“26.2                     Limitation on Benefits.

In any event, the maximum amount of Participating Company contributions, pre-tax contributions, after tax contributions and forfeitures which can be credited annually to the Account or Accounts of any Participant for any Limitation Year shall be such amount which limits his Annual Additions for such year under this Trust and Plan to an amount which, when combined with his Annual Additions, if any, under all other pension, profit sharing and stock bonus plans of the Company or any Related Employer which meet the requirements of Code Section 401(a), shall not exceed the least of the following amounts:

(a)                                  For Limitation Years beginning before January 1, 2002, Twenty-five percent (25%) of the Participant’s Testing Compensation from the Company and all Related Employers during such Limitation Year and for Limitation Years beginning on or after January 1, 2002, One Hundred percent (100%) of the Participant’s Testing Compensation from the Company and all Related Employers during such Limitation Year;

(b)                                 For Limitation Years beginning before January 1, 2002, Thirty Thousand Dollars ($30,000) or, if greater, twenty-five percent (25%) of the dollar limitation in effect under Code Section 415(b)(1)(A), and for Limitation Years beginning on or after January 1, 2002, Forty Thousand Dollars ($40,000)  (plus any increase for cost-of-living as determined from time to time by the Secretary of Treasury of his delegate); or

(c)                                  The amount which will cause the sum of the Participant’s Defined Benefit Plan Fraction and Defined Contribution Plan Fraction to equal one (1.0). This paragraph (c) shall not apply to the Trust and Plan for Limitation Years beginning on or after January 1, 2000.”

PART II - AMENDMENTS TO ADOPTION AGREEMENT #001

1.             Adoption Agreement #001 is hereby amended as set forth in Exhibit A attached hereto and made a part hereof, effective as of the dates set forth in said Exhibit A.

PART III - AMENDMENTS TO ADOPTION AGREEMENT #002

1.             Adoption Agreement #002 is hereby amended as set forth in Exhibit B attached hereto and made a part hereof, effective as of the dates set forth in said Exhibit B.

IN WITNESS WHEREOF, the Sponsor, by its duly authorized representative hereby executes this Amendment No. 1 this                day of                            , 2002.

CALFEE, HALTER & GRISWOLD LLP

(“Sponsor”)

By: